EXHIBIT 23

                  INDEPENDENT AUDITORS' CONSENT

Board of Directors
Inter-Regional Financial Group, Inc.:

     We consent to the incorporation by reference in Registration Statement No. 33-58069, Registration Statement No. 33-54223, Registration Statement No. 33-54907, Registration Statement No. 33-59426, Registration Statement No. 33-39182, Registration Statement No. 33-25979, post-effective amendment No. 1 to Registration Statement No. 33-13068, post-effective amendment No. 2 to Registration Statement No. 33-10243, post-effective amendment No. 2 to Registration Statement No. 33-10242, post-effective amendment No. 4 to Registration Statement No. 2-90634, post-effective amendment No. 8 to Registration Statement No. 2-61514, post-effective amendment No. 11 to Registration Statement No. 2-57759, post-effective amendment No. 15 to Registration Statement No. 2-53289 and post-effective amendment No. 16 to Registration Statement No. 2-51150, on Form S-8 of Inter-Regional Financial Group, Inc., and subsidiaries of our report dated February 1, 1995, except as to Note I which is as of March 7, 1995, relating to the consolidated balance sheets of Inter-Regional Financial Group, Inc. and subsidiaries as of December 31, 1994 and 1993, and the consolidated statements of operations, shareholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report on Form 10-K of Inter-Regional Financial Group, Inc.


                                            KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 27, 1995